SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 17, 2011

GLEN ROSE PETROLEUM CORPORATION
(Exact name of registrant as specified in Charter)

Delaware	001-10179	87-0372864
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

22762 Westheimer Parkway
Suite 515
Katy, Texas 77450
(Address of Principal Executive Offices)

(832) 437-0329
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors: Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 17, 2011, Glen Rose Petroleum Corporation (“the “Company”) announced that John Scott Black was appointed to the Board of Directors to fill the vacancy created by the recent resignation of Paul Hickey as a director.

Mr. Black is an attorney and practices with the firm of Reynolds, Frizzell, Black, Doyle, Allen Oldham L.L.P. as a partner. Prior to joining the firm in 2009, Mr. Black was with the law firm of Gibbs & Bruns LLP from 1999 to 2009, where he was a partner since 2005. In 1998, Mr. Black was a legal intern to Justice James A. Baker of the Supreme Court of Texas. Mr. Black will serve for the remaining term of Mr. Hickey or until the next meeting of the shareholders of the Company.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 24, 2011	GLEN ROSE PETROLEUM CORPORATION

	By:	/s/ Andrew Taylor-Kimmins
Andrew Taylor-Kimmins, President